EXECUTION VERSION
Exhibit 2(b).3

Amended and Restated Trust Deed
relating to National Grid North America Inc.’s Euro 8,000,000,000 Euro Medium Term Note Programme arranged by HSBC Bank plc

Dated 21 August 2025
NATIONAL GRID NORTH AMERICA INC. as Issuer and THE LAW DEBENTURE TRUST CORPORATION p.l.c. as Trustee
Ref: L-363726

Table of Contents
Contents    Page
2    Issue of Instruments and Covenant to Pay    6
3    Form of the Instruments    8
4    Stamp Duties and Taxes    9
5    Application of Moneys Received by the Trustee    10
6    Covenants    11
7    Remuneration and Indemnification of the Trustee    13
8    Provisions Supplemental to the Trustee Acts    15
9    Disapplication and Trustee Liability    19
10    Waiver and Proof of Default    19
11    Trustee not Precluded from Entering into Contracts    19
12    Modification and Substitution    20
13    Appointment, Retirement and Removal of the Trustee    21
14    Instruments held in Clearing Systems    22
15    Currency Indemnity    23
16    Enforcement    23
17    Communications    24
18    Governing Law and Jurisdiction    25
Schedule 1 Part A Form of Global Certificates    26
Schedule 1 Part B Form of Certificate    38
Schedule 2 Terms and Conditions of the Instruments    42
Schedule 3 Provisions for Meetings of Instrumentholders    81

i

This Trust Deed is made on 21 August 2025 between:
(1)NATIONAL GRID NORTH AMERICA INC. (the “Issuer”); and
(2)THE LAW DEBENTURE TRUST CORPORATION p.l.c. (the “Trustee”, which expression, where the meaning so admits, includes any other trustee for the time being of this Trust Deed).
Whereas:
(A)The Issuer proposes to issue from time to time debt instruments in registered form (the “Instruments”) in an aggregate nominal amount outstanding at any one time, not exceeding the Programme Limit in accordance with the Dealer Agreement (the “Programme”) and to be constituted by this Trust Deed.
(B)This Trust Deed amends and restates the amended and restated trust deed dated 4 August 2023 between National Grid North America Inc. and The Law Debenture Trust Corporation p.l.c. (the “Original Trust Deed”) in respect of all Instruments issued pursuant to the Programme on or after the date of this Trust Deed. The Original Trust Deed will continue in full force and effect in respect of all Instruments issued prior to the date of this Trust Deed and any Instruments issued on or after the date of this Trust Deed which are to be consolidated and form a single series with any Instruments issued prior to the date hereof.
(C)The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.
This Deed witnesses and it is declared as follows:
1Interpretation
1.1Definitions
In this Trust Deed:
“Agency Agreement” means the amended and restated agency agreement (as amended, supplemented and/or restated from time to time) relating to the Programme dated 4 August 2023, between the Issuer, the Trustee, The Bank of New York Mellon, London Branch as Issuing and Paying Agent, Calculation Agent and Transfer Agent, The Bank of New York Mellon SA/NV, Dublin Branch as Registrar and Transfer Agent, Quintet Private Bank (Europe) S.A. as Paying Agent and Transfer Agent, Computershare Advantage Trust of Canada as Canadian Paying Agent and the other agent(s) mentioned in it;
“Agents” has the meaning given to it in the Agency Agreement;
“Calculation Agent” means any person named as such in the Conditions or any Successor Calculation Agent;
“Canadian Paying Agent” means Computershare Advantage Trust of Canada as Canadian Paying Agent under the Agency Agreement (or such other Canadian Paying Agent as may be appointed from time to time under the Agency Agreement);
“CDS” means CDS Clearing and Depository Services Inc.;
“Certificate” means a registered certificate representing one or more Instruments of the same Series and, save as provided in the Conditions, comprising the entire holding by an

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Instrumentholder of his Instruments of that Series and, save in the case of Global Certificates, being substantially in the form set out in Schedule1 Part B;
“Common Safekeeper” means, in relation to a Series where the relevant Global Certificate is held under the NSS, the common safekeeper for Euroclear and Clearstream, Luxembourg appointed in respect of such Instruments;
“Clearstream, Luxembourg” means Clearstream Banking S.A.;
“Conditions” means in respect of the Instruments of each Series the terms and conditions applicable to them which shall be substantially in the form set out in Schedule 2 (Terms and Conditions of the Instruments) as modified, with respect to any Instruments represented by a Global Certificate, by the provisions of such Global Certificate, and shall incorporate any additional provisions forming part of such terms and conditions set out in Part A of the Final Terms relating to the Instruments of that Series and any reference to a particularly numbered Condition shall be construed accordingly;
“Contractual Currency” means, in relation to any payment obligation of any Instrument, the currency in which that payment obligation is expressed and, in relation to Clause 8 (Provisions Supplemental to the Trustee Acts), such currency as may be agreed between the Issuer and the Trustee from time to time;
“Dealer Agreement” means the amended and restated dealer agreement (as amended, supplemented and/or restated from time to time) relating to the Programme dated 21 August 2025 between the Issuer, the Arranger and the dealers named in it;
“Definitive Instrument” means a Certificate other than a Global Certificate and includes any replacement Instrument or Certificate issued pursuant to the Conditions;
“Effective Date” means the date on which the Arranger, has received, on behalf of the Dealers, each of the condition precedent documents listed in Schedule 2 to the Dealer Agreement and that each is, in form and substance, satisfactory to it;
“Euroclear” means Euroclear Bank SA/NV;
“Event of Default” means an event described in Condition 8 and that, if so required by that Condition, has been certified by the Trustee to be, in its opinion, materially prejudicial to the interests of the Instrumentholders;
“Extraordinary Resolution” has the meaning set out in Schedule 3 (Provisions for Meetings of Instrumentholders);
“Final Terms” means, in relation to a Tranche, the final terms document substantially in the form set out in the Prospectus which will be completed at or around the time of the agreement to issue each Tranche of Instruments and which will constitute final terms for the purposes of the UK Prospectus Regulation. For the avoidance of doubt, in the case of Instruments issued under the Programme which are not admitted to trading on the London Stock Exchange’s Main Market, all references to the Final Terms shall be construed as references to the pricing supplement substantially in the form set forth in the Prospectus;
“Global Certificate” means a Temporary Global Certificate and/or the Permanent Global Certificate substantially in the forms set out in Part A of Schedule 1 representing Instruments of one or more Tranches of the same Series;
“holder” in relation to an Instrument and “Instrumentholder” have the meanings given to them in the Conditions;

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“Instruments” means the debt instruments to be issued by the Issuer pursuant to the Dealer Agreement, constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them;
“Issuing and Paying Agent” means the person named as such in the Conditions or any Successor Issuing and Paying Agent in each case at its specified office;
“month” means a calendar month;
“NSS” means the new safekeeping structure which applies to Instruments held in global form by a Common Safekeeper for Euroclear and Clearstream, Luxembourg and which is required for such Instruments to be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations;
“outstanding” means, in relation to the Instruments, all the Instruments issued except (a) those that have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Instruments to the date for such redemption and any interest payable after such date) have been duly paid to the Trustee or to the Issuing and Paying Agent or the Canadian Paying Agent, as applicable, as provided in Clause 2 (Issue of Instruments and Covenant to Pay) and remain available for payment against presentation and surrender of such Instruments, (c) those which have become void or in respect of which claims have become prescribed, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those mutilated or defaced Instrument(s) which have been surrendered in exchange for replacement Certificate(s), (f) those Instruments alleged to have been lost, stolen or destroyed and in respect of which replacement Instruments have been issued, and (g) any Temporary Global Certificate to the extent that such Certificates have been exchanged for a Permanent Global Certificate, provided that for the purposes of (i) ascertaining the right to attend at any meeting of Instrumentholders and vote at any meeting of the Instrumentholders or to participate in any Written Resolution or Electronic Consent, (ii) the determination of how many Instruments are outstanding for the purposes of Conditions 8 and 10 and Schedule 3 (Provisions for Meetings of Instrumentholders), (iii) the exercise of any discretion, power or authority that the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Instrumentholders and (iv) the certification (where relevant) by the Trustee as to whether a Potential Event of Default is in its opinion materially prejudicial to the interests of the Instrumentholders, those Instruments which are beneficially held by or on behalf of the Issuer or any of its subsidiary undertakings and not cancelled shall (unless no longer so held) be deemed not to remain outstanding;
“Paying Agents” means the persons (including the Issuing and Paying Agent and the Canadian Paying Agent, as applicable) referred to as such in the Conditions or any Successor Paying Agents in each case at their respective specified offices;
“Permanent Global Certificate” means a permanent Global Certificate in the form set out in Part A of Schedule 1 hereto, issued in a denomination equal to the outstanding principal amount of the Temporary Global Certificate upon expiration of the Restricted Period and certification of non-U.S. beneficial ownership;
“Potential Event of Default” means an event or circumstance that could with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 8 become an Event of Default;

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“Programme Limit” means the maximum aggregate nominal amount of Instruments which may be issued and outstanding at any time under the Programme, as such limit may be increased pursuant to the Dealer Agreement;
"Prospectus" means the prospectus prepared in connection with the Programme and constituting (i) a base prospectus in respect of the Issuer for the purposes of the UK Prospectus Regulation and (ii) listing particulars in respect of the Issuer for the purposes of Listing Rule 2.2.11 of the Listing Rules of the Financial Conduct Authority, as revised, supplemented or amended from time to time by the Issuer including any documents which are from time to time incorporated in the Prospectus by reference except that in relation to each Tranche of Instruments only the applicable Final Terms shall be deemed to be included in the Prospectus;
“Redemption Amount” means the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, all as defined in the Conditions;
“Register” means the register maintained by the Registrar;
“Registrar” means the person named as such in the Conditions or any Successor Registrar in each case at its specified office;
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S under the Securities Act;
“Securities Act” means the U.S. Securities Act of 1933, as amended;
“Series” means a series of Instruments comprising one or more Tranches, whether or not issued on the same date, that (except in respect of the first payment of interest and their issue price) have identical terms on issue and are expressed to have the same series number;
“specified office” means, in relation to a Paying Agent, the Registrar or a Transfer Agent the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to Instrumentholders pursuant to Clause 6.6 (Notices to Instrumentholders);
“Successor” means, in relation to an Agent such other or further person as may from time to time be appointed by the Issuer as such Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Instrumentholders pursuant to Clause 6.6 (Notices to Instrumentholders);
“successor in business” means (a) an entity which acquires all or substantially all of the undertaking and/or assets of the Issuer or of a successor in business of the Issuer; or (b) any entity into which any of the previously referred to entity is amalgamated, merged or reconstructed and is itself not the continuing company;
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system;
“Temporary Global Certificate” means a temporary Global Certificate in the form set out in Part A of Schedule 1 hereto, bearing the Temporary Global Certificate Legend;
“Temporary Global Certificate Legend” means the legend set forth in Clause 3 (Form of the Instruments);

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“Tranche” means, in relation to a Series, those Instruments of that Series which are issued on the same date at the same issue price and in respect of which the first payment of interest is identical;
“Transfer Agents” means the persons (including the Registrar) referred to as such in the Conditions or any Successor Transfer Agents in each case at their specified offices;
“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees;
“Trustee Acts” means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales; and
“UK Prospectus Regulation” means Regulation 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.
1.2Construction of Certain References
Unless the context otherwise requires, all references in this Trust Deed to:
1.2.1the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interests in the Instruments;
1.2.2costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect of them;
1.2.3an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate to it;
1.2.4the Trustee’s approval or consent shall, unless expressed otherwise, be subject to the requirement that any such approval or consent shall not be unreasonably withheld or delayed, such reasonableness to be determined by reference to acting in the interests of Instrumentholders as a whole; and
1.2.5the appointment or employment of or delegation to any person by the Trustee shall be deemed to include a reference to, if in the opinion of the Trustee it is reasonably practicable, the prior notification of and consultation with the Issuer and, in any event, the notification forthwith of such appointment, employment or delegation, as the case may be.
1.3Headings
Headings shall be ignored in construing this Trust Deed.
1.4Contracts
References in this Trust Deed to this Trust Deed or any other document are to this Trust Deed or those documents as amended, supplemented or replaced from time to time in relation to the Programme and include any document that amends, supplements or replaces them.

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1.5Schedules
The Schedules are part of this Trust Deed and have effect accordingly.
1.6Alternative Clearing System
References in this Trust Deed to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the Issuer, the Trustee and the Issuing and Paying Agent. In the case of Global Certificates held under the NSS, such alternative clearing system must also be authorised to hold Instruments as eligible collateral for Eurosystem monetary policy and intra-day credit operations.
1.7Other Terms
Other terms defined in the Dealer Agreement or the Conditions have the same meaning in this Trust Deed.
1.8Contracts (Rights of Third Parties) Act 1999
A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed.
1.9Effectiveness
Upon execution of this Trust Deed by all the parties hereto, the Original Trust Deed shall be replaced by this Trust Deed and the Original Trust Deed shall be of no further force and effect, except in respect of Instruments issued prior to the date of this Trust Deed.
2Issue of Instruments and Covenant to Pay
2.1Issue of Instruments
The Issuer may from time to time issue Instruments in Tranches of one or more Series on a continuous basis with no minimum issue size in accordance with the Dealer Agreement. Before issuing any Tranche and not later than 3.00 p.m. (London time) on the second business day in London which for this purpose shall be a day on which commercial banks are open for general business in London preceding each proposed issue date, the Issuer shall give written notice or procure that it is given to the Trustee of the proposed issue of such Tranche, specifying the details to be included in the relevant Final Terms. Upon the issue by the Issuer of any Instruments expressed to be constituted by this Trust Deed, such Instruments shall forthwith be constituted by this Trust Deed without any further formality and irrespective of whether or not the issue of such debt securities contravenes any covenant or other restriction in this Trust Deed or the Programme Limit.
2.2Separate Series
The provisions of Clauses 2.3 (Covenant to Pay), 2.4 (Discharge), 2.5 (Payment after a Default) and 2.6 (Rate of Interest after a Default) and of Clauses 3 (Form of the Instruments) to 15 (Currency Indemnity) and Schedule 3 (Provisions for Meetings of Instrumentholders) (all inclusive) shall apply mutatis mutandis separately and independently to the Instruments of each Series and in such Clauses and Schedule the expressions “Instrumentholders”, and “Certificates”, together with all other terms that relate to Instruments or their Conditions, shall be construed as referring to those of the

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particular Series in question and not of all Series unless expressly so provided, so that each Series shall be constituted by a separate trust pursuant to Clause 2.3 (Covenant to Pay) and that, unless expressly provided, events affecting one Series shall not affect any other.
2.3Covenant to Pay
The Issuer shall on any date when any Instruments become due to be redeemed, in whole or in part, unconditionally pay to or to the order of the Trustee in the Contractual Currency, in the case of any Contractual Currency other than Euro, in the principal financial centre for the Contractual Currency and, in the case of Euro, in a city in which banks have access to T2, in same day funds the Redemption Amount of the Instruments becoming due for redemption on that date together with any applicable premium and shall (subject to the Conditions and other than in respect of Zero Coupon Instruments) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest in respect of the nominal amount of the Instruments outstanding as set out in the Conditions (subject to Clause 2.6 (Rate of Interest after a Default)) provided that (a) subject to the provisions of Clause 2.5 (Payment after a Default), payment of any sum due in respect of the Instruments made to the Issuing and Paying Agent or Canadian Paying Agent, as applicable, as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Instrumentholders under the Conditions and (b) a payment made after the due date or as a result of the Instrument becoming repayable following an Event of Default shall be deemed to have been made when the full amount due has been received by the Issuing and Paying Agent or Canadian Paying Agent, as applicable, or the Trustee and notice to that effect has been given to the Instrumentholders (if required under Clause 6.8 (Notice of Late Payment)), except to the extent that there is failure in its subsequent payment to the relevant Instrumentholders under the Conditions. This covenant shall only have effect each time Instruments are issued and outstanding, when the Trustee shall hold the benefit of this covenant on trust for the Instrumentholders of the relevant Series.
2.4Discharge
Subject to Clause 2.5 (Payment after a Default), any payment to be made in respect of the Instruments by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made shall (subject to Clause 2.5 (Payment after a Default)) to that extent be a good discharge to the Issuer or the Trustee, as the case may be, except to the extent that there is failure in its subsequent payment to the relevant Instrumentholders under the Conditions.
2.5Payment after a Default
At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:
2.5.1by notice in writing to the Issuer and the Paying Agents, require the Paying Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law:
(i)to act as Paying Agents and the Transfer Agents of the Trustee under this Trust Deed and the Instruments on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the

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Paying Agents shall be limited to the amounts for the time being held by the Trustee in respect of the Instruments on the terms of this Trust Deed) and thereafter to hold all Instruments and Certificates, and all moneys, documents and records held by them in respect of Instruments and Certificates to the order of the Trustee; or
(ii)to deliver all Instruments and Certificates and all moneys, documents and records held by them in respect of the Instruments and Certificates to the Trustee or as the Trustee directs in such notice; and
2.5.2by notice in writing to the Issuer, require the Issuer to make all subsequent payments in respect of the Instruments to or to the order of the Trustee and not to the Issuing and Paying Agent or Canadian Paying Agent, as applicable, and with effect from the receipt of any such notice by the Issuer, until such notice is withdrawn, the first proviso to Clause 2.3 (Covenant to Pay) shall cease to have effect.
2.6Rate of Interest after a Default
If the Instruments bear interest at a floating or other variable rate and they become immediately payable under the Conditions following an Event of Default, the rate of interest payable in respect of them shall continue to be calculated by the Calculation Agent in accordance with the Conditions (with consequential amendments as necessary) except that the rates of interest need not be notified to Instrumentholders. The first period in respect of which interest shall be so calculable shall commence on the expiry of the Interest Period during which the Instruments become so repayable.
3Form of the Instruments
3.1The Global Certificates
The Instruments shall initially be represented by one or more Temporary Global Certificates in the nominal amount of the Tranche being issued. Each Global Certificate shall be printed or typed substantially in the form set out in Part A of Schedule 1 and may be a facsimile. Interests in the Temporary Global Certificate shall be exchangeable for interests in a Permanent Global Certificate upon expiration of the Restricted Period and certification of non-U.S. beneficial ownership.
Following termination of the Restricted Period and receipt by the Issuing and Paying Agent of copies of certificates from Euroclear and Clearstream, Luxembourg (if available) certifying that they have received certification of non-U.S. beneficial ownership of 100 per cent. of the aggregate principal amount of each Temporary Global Certificate, the Issuing and Paying Agent or Canadian Paying Agent, as applicable, shall complete a Permanent Global Certificate (being substantially in the form set out in Schedule 1 Part A of the Trust Deed) in an aggregate nominal amount up to that of the relevant Tranche, authenticate it (or cause its agent on its behalf to do so), and deliver the Permanent Global Certificate to the Common Safekeeper which is holding the Temporary Global Certificate representing the Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg together with instructions to the Common Safekeeper to effectuate the same, and, in each case, procure the exchange of interests in such Temporary Global Certificate for interests in an equal nominal amount of such Permanent Global Certificate in accordance with such Temporary Global Certificate. In the case of a total exchange of interests in the Temporary

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Global Certificate, the Issuing and Paying Agent or Canadian Paying Agent, as applicable, shall cancel or arrange for the cancellation of the Temporary Global Certificate.
3.2Temporary Global Certificate Legend
The Temporary Global Certificate shall bear a legend in substantially the following form:
“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, AS DEFINED IN THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), NOR IS IT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”
3.3The Certificates
The Certificates shall be printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Part B of Schedule 1. The Certificates (other than the Global Certificates) shall be endorsed with the Conditions.
3.4Signature
The Instruments and Certificates (other than the Instruments settling in CDS) shall be signed manually or in facsimile by an authorised signatory of the Issuer and the Certificates shall be authenticated by or on behalf of the Registrar. Instruments and Certificates settling in CDS will be signed manually by an authorised signatory of the Issuer (unless CDS agrees that it will accept a facsimile or electronic signature) and such Certificates shall be authenticated manually by or on behalf of the Canadian Paying Agent (unless CDS agrees that it will accept a facsimile or electronic authentication signature). The Issuer may use the facsimile signature of any person who at the date of this Trust Deed is such an authorised signatory even if at the time of issue of any Instruments or Certificates he no longer holds that office. In the case of a Global Certificate which is held under the NSS, the Issuing and Paying Agent or the Registrar shall also instruct the Common Safekeeper to effectuate the same. Certificates so executed and authenticated (and effectuated, if applicable) shall represent binding and valid obligations of the Issuer. Execution in facsimile of any Instruments and any photostatic copying or other duplication of any Global Certificates (in unauthenticated form, but executed manually on behalf of the Issuer as stated above) shall represent binding obligations upon the Issuer in the same manner as if such Certificates were signed manually by such signatories.
3.5Title
The holder of any Instrument whose name is entered in the Register as being entitled to such Instrument shall (save as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it or its theft or loss) and no person will be liable for so treating the holder.
4Stamp Duties and Taxes
4.1Stamp Duties
The Issuer shall pay any stamp, issue, documentary or other similar taxes and duties payable in the United States of America in respect of the creation, issue and offering of the

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Instruments and/or Certificates issued by it and the execution or delivery of this Trust Deed. The Issuer shall also indemnify the Trustee and the relevant Instrumentholders from and against all stamp, issue, documentary or other similar taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be (where entitled to do so), the relevant Instrumentholders to enforce the Issuer’s obligations under this Trust Deed or the relevant Instruments or Certificates.
4.2Change of Taxing Jurisdiction
If the Issuer becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than, or in addition to, the United States of America or any political sub-division of the United States of America then the Issuer shall (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 6 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the United States of America of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject. In such event this Trust Deed and the relevant Instruments and Certificates shall be read accordingly.
5Application of Moneys Received by the Trustee
5.1Declaration of Trust
All moneys received by the Trustee in respect of the Instruments or amounts payable under this Trust Deed shall, despite any appropriation of all or part of them by the Issuer, be held by the Trustee on trust to apply them (subject to Clause 5.2 (Accumulation)):
5.1.1first, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration payable to it) in carrying out its functions under this Trust Deed;
5.1.2secondly, in payment of any amounts owing in respect of the relevant Instruments pari passu and rateably; and
5.1.3thirdly, in payment of any balance to the Issuer for itself.
If the Trustee holds any moneys which represent principal, premium or interest in respect of Instruments which have become void in accordance with the Conditions the Trustee shall hold them on these trusts.
5.2Accumulation
If the amount of the moneys at any time available for payment in respect of the Instruments under Clause 5.1 (Declaration of Trust) is less than 10 per cent. of the nominal amount of the Instruments then outstanding, the Trustee may, at its discretion, invest such moneys as provided in Clause 5.3 (Investment). The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the nominal amount of the Instruments then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied as specified in Clause 5.1 (Declaration of Trust).

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5.3Investment
Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere, whether or not they produce income, or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, parent or associated undertaking of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and shall not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.
6Covenants
So long as any Instrument issued by it is outstanding, the Issuer shall:
6.1Books of Account
Keep, and procure that each of its subsidiary undertakings keeps, proper books of account and, at any time after an Event of Default has occurred or if the Trustee reasonably believes that such an event has occurred, so far as permitted by applicable law, allow, and procure that each such subsidiary undertaking shall allow, the Trustee and anyone appointed by it to whom the Issuer and/or the relevant subsidiary undertaking has no reasonable objection, access to its books of account at all reasonable times during normal business hours.
6.2Notice of Events of Default
Notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Potential Event of Default.
6.3Information
So far as permitted by applicable law, give the Trustee such information as it reasonably requires to perform its functions.
6.4Financial Statements etc.
Send to the Trustee at the time of their issue and, in the case of annual financial statements, in any event within 180 days of the end of each financial year, three copies in English of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or that legally or contractually should be issued, to the members or creditors (or any class of them) of the Issuer or any parent undertaking of it generally in their capacity as such.
6.5Certificate of a Director, etc.
6.5.1Send to the Trustee, within 14 days of its annual audited financial statements being made available to its members, and also within 21 days of any request by the Trustee a certificate of the Issuer signed by a director that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer as at a date (the “Certification Date”) not more than five days before the date of the certificate no Event of Default or Potential Event of Default had occurred

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(and, in the case of a Potential Event of Default, was continuing) since the Certification Date of the last such certificate or (if none) the date of this Trust Deed or, if such an event had occurred (and, in the case of a Potential Event of Default, was continuing), giving details of it and certifying that it has complied with its obligations under this Trust Deed or, to the extent that it has failed so to comply, stating such.
6.5.2Give to the Trustee, as soon as reasonably practicable after the acquisition of any company which thereby becomes a Principal Subsidiary or after any transfer is made to any member of the Group (as defined in Condition 8) which thereby becomes a Principal Subsidiary, a certificate by the auditors of the Issuer at that time (the “Auditors”) addressed to the Trustee to such effect.
6.6Notices to Instrumentholders
Obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the Instrumentholders in accordance with Condition 13 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of a communication within the meaning of that section).
6.7Further Acts
So far as permitted by applicable law, do such further things as may be necessary in the reasonable opinion of the Trustee to give effect to this Trust Deed.
6.8Notice of Late Payment
Forthwith upon request by the Trustee (if the Trustee determines such notice is necessary) give notice to the Instrumentholders of any unconditional payment to the Issuing and Paying Agent (or the Canadian Paying Agent, as applicable) or the Trustee of any sum due in respect of the Instruments made after the due date for such payment.
6.9Listing
If the Instruments are so listed, use all reasonable endeavours to maintain the listing of the Instruments but, if it is unable to do so, having used such endeavours, or if the maintenance of such listing is agreed by the Trustee to be unduly onerous and the Trustee is satisfied that the interests of the Instrumentholders would not by such action be materially prejudiced, instead use all reasonable endeavours to obtain and maintain a listing of the Instruments on another stock exchange approved in writing by the Trustee.
6.10Change in Agents
Give at least 14 days’ prior notice to the Instrumentholders in accordance with the Conditions of any future appointment, resignation or removal of an Agent or of any change by an Agent of its specified office.
6.11Provision of Legal Opinions
Procure the delivery of legal opinions addressed to the Trustee dated the date of such delivery, in form and content acceptable to the Trustee:
6.11.1from Allen Overy Shearman Sterling LLP as to the laws of England and as New York Counsel and the Issuer’s internal counsel as to the laws of the United States

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(or such other legal advisers as may be agreed between the Issuer and the Trustee) before the first issue of Instruments occurring after each anniversary of this Trust Deed or, if later, 12 months after the date of delivery of the latest such legal opinion and on the date of any amendment to this Trust Deed;
6.11.2unless the Issuer has notified the Dealers and the Trustee in writing that it does not intend to issue Instruments under the Programme for the time being, from legal advisers reasonably acceptable to the Trustee as to such law as may reasonably be requested by the Trustee and in such form and with such content as the Trustee may require, on such occasions as the Trustee so requests on the basis that the Trustee considers it prudent in view of a change (or proposed change) in (or in the interpretation or application of) any applicable law, regulation or circumstance materially affecting the Issuer, the Trustee, the relevant Instruments, the Certificates, this Trust Deed or the Agency Agreement; and
6.11.3on each occasion on which a legal opinion is given to any Dealer pursuant to the Dealer Agreement from the legal adviser giving such opinion.
6.12Instruments Held by the Issuer
Send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer signed by any director or the Company Secretary stating the number of Instruments held at the date of such certificate by or on behalf of the Issuer or its subsidiary undertakings.
6.13Obligations of Agents
Comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Agents comply with and perform all their respective obligations thereunder and not make any amendment or modification to the Agency Agreement without the prior written approval of the Trustee.
6.14Copies of Dealer Agreement
Provide the Trustee promptly with copies of all supplements and/or amendments to, and/or restatements of, the Dealer Agreement.
7Remuneration and Indemnification of the Trustee
7.1Normal Remuneration
So long as any Instrument is outstanding the Issuer shall pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration shall accrue from day to day from the date of this Trust Deed. However, if any payment to an Instrumentholder of moneys due in respect of any Instrument is improperly withheld or refused, such remuneration shall again accrue as from the date of such withholding or refusal until payment to such Instrumentholder is duly made.
7.2Extra Remuneration
If (i) an Event of Default, Potential Event of Default or Benchmark Event shall have occurred or (ii) in any other case, the Trustee finds it expedient or necessary or is requested by the Issuer to undertake duties that they both agree to be of an exceptional

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nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Issuer shall pay such additional remuneration as they may agree (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time) or, failing agreement as to any of the matters in this Clause 7 (or as to such sums referred to in Clause 7.1 (Normal Remuneration)), as such matters shall be determined by a financial institution (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such person’s fee shall be shared equally between the Trustee and the Issuer. The determination of the relevant financial institution shall be conclusive and binding on the Issuer, the Trustee and the relevant Instrumentholders.
7.3Expenses
The Issuer shall also, on demand by the Trustee, pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any United Kingdom stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings reasonably brought or contemplated by the Trustee against the Issuer to enforce any provision of this Trust Deed, the relevant Instruments and in addition shall pay to the Trustee (if required) an amount equal to the amount of any value added tax or similar tax chargeable in respect of the Trustee’s remuneration under this Trust Deed. Such costs, charges, liabilities and expenses shall:
7.3.1in the case of payments made by the Trustee before such demand, carry interest from the date of the demand at the rate of the Trustee’s cost of funding on the date on which the Trustee made such payments; and
7.3.2in other cases, carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date provided that in such event no such interest shall accrue unless payment is actually made on such earlier date.
7.4Notice of Costs
The Trustee shall wherever practicable give prior notice to the Issuer of any costs, charges and expenses properly to be incurred and of payments to be made by the Trustee in the lawful exercise of its powers under this Trust Deed so as to afford the Issuer a reasonable opportunity to meet such costs, charges and expenses itself or to put the Trustee in funds to make payment of such costs, charges and expenses. However, failure of the Trustee to give any such prior notice shall not prejudice its rights to reimbursement of such costs, charges and expenses under this Clause 7.
7.5Indemnity
The Issuer shall indemnify the Trustee in respect of all liabilities and expenses properly incurred by it or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses properly paid or incurred in disputing or defending any of the foregoing) which any of them may incur in relation to the Issuer or that may be made against any of them arising out of

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or in relation to or in connection with, its appointment or the exercise of its functions in relation to the Issuer.
7.6Continuing Effect
Clauses 7.3 (Expenses) and 7.5 (Indemnity) shall continue in full force and effect as regards the Trustee even if it no longer is Trustee.
7.7Determination of Series
The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Instruments any costs, charges, liabilities and expenses incurred under this Trust Deed have been incurred or to allocate any such costs, charges, liabilities and expenses between the Instruments of any two or more Series.
8Provisions Supplemental to the Trustee Acts
8.1Advice
The Trustee may act on the opinion or advice of, or information obtained from, any expert (including, without limitation, any report or advice received from an independent financial adviser or from any accountant pursuant to the Conditions), whether or not (1) such opinion, advice or information is addressed to the Trustee or any other person, and (2) such expert’s liability in respect of the same is limited by reference to a monetary cap or otherwise and shall not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, email or fax and the Trustee shall not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.
8.2Trustee to Assume Performance
The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default, Potential Event of Default or Benchmark Event has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer is performing all of its obligations under this Trust Deed and the relevant Instruments provided that the Trustee shall not be treated for any purposes as having any notice or knowledge which has been obtained by it or any officer or employee of it in some capacity other than as Trustee under this Trust Deed or in a private or confidential capacity such that it would not be proper to disclose to third parties.
8.3Resolutions of Instrumentholders
The Trustee shall not be responsible for having acted in good faith on a resolution purporting (i) to have been passed at a meeting of Instrumentholders in respect of which minutes have been made and signed, or (ii) to be a Written Resolution or an Electronic Consent made in accordance with paragraphs 26, 27 and 28 of Schedule 3 of this Trust Deed, even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Instrumentholders.

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8.4Certificate Signed by Directors, etc.
If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any two directors of the Issuer as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and shall not be responsible for any loss occasioned by acting on such a certificate.
8.5Deposit of Documents
The Trustee may deposit this Trust Deed and any other documents with any bank or entity whose business includes the safe custody of documents or with any lawyer or firm of lawyers believed by it to be of good repute and may pay all sums due in respect of them.
8.6Discretion
The Trustee shall have absolute and uncontrolled discretion as to the exercise of its functions and shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise.
8.7Agents
Whenever it considers it expedient in the interests of the Instrumentholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money). The Trustee shall not be responsible to anyone for any misconduct or omission by any such agent so employed by it or be bound to supervise the proceedings or acts of any such agent.
8.8Delegation
Whenever it considers it expedient in the interests of the Instrumentholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions. If the Trustee exercises reasonable care in selecting such delegate, it shall not have any obligation to supervise such delegate or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default by any such delegate or sub-delegate.
8.9Nominees
In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.
8.10Forged Instruments
The Trustee shall not be liable to the Issuer or any relevant Instrumentholder by reason of having accepted as valid or not having rejected any relevant Instrument or Certificate purporting to be such and later found to be forged or not authentic.

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8.11Confidentiality
Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Instrumentholder any confidential financial or other information made available to the Trustee by the Issuer.
8.12Determinations Conclusive
As between itself and the Instrumentholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Instrumentholders.
8.13Currency Conversion
Where it is necessary or desirable to convert any sum from one currency to another, it shall (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified shall be binding on the Issuer and the relevant Instrumentholders.
8.14Payment for and Delivery of Instruments
The Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of any relevant Instruments, any exchange of relevant Instruments or the delivery of relevant Instruments to the persons entitled to them.
8.15Trustee’s consent
Any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms as the Trustee thinks fit. In giving such consent the Trustee may require the Issuer to agree to such modifications or additions to this Trust Deed as the Trustee may deem expedient in the interest of the Instrumentholders.
8.16Instruments Held by the Issuer etc.
In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 6.12 (Instruments Held by the Issuer)) that no Instruments are for the time being held by or on behalf of the Issuer or its subsidiary undertakings.
8.17Legal Opinions
The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Instruments or for checking or commenting upon the content of any such legal opinion.
8.18Programme Limit
The Trustee shall not be concerned, and need not enquire, as to whether or not any Instruments are issued in breach of the Programme Limit.
8.19Events of Default
The Trustee may determine whether or not an Event of Default is in its opinion capable of remedy or (in relation to Condition 8(b)) materially prejudicial to the interests of relevant

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Instrumentholders. Any such determination shall be conclusive and binding on the Issuer and the relevant Instrumentholders.
8.20Appointment of Independent Financial Adviser
In connection with the Trustee’s right to appoint an independent financial adviser pursuant to Clause 8.1 (if applicable), the Trustee:
8.20.1shall use its reasonable endeavours to identify and appoint the independent financial adviser but shall have no liability to any person if, having used its reasonable endeavours, it is unable to identify and appoint a suitable independent financial adviser;
8.20.2shall not be responsible for carrying on the role of independent financial adviser itself during the time it is attempting to identify such independent financial adviser or thereafter if it is unable to find such independent financial adviser; and
8.20.3shall not be required to take any action to find an independent financial adviser unless it has been previously indemnified and/or secured to its satisfaction or expend any of its own funds in the appointment of such an independent financial adviser.
8.21Illegality
No provision of this Trust Deed or the Conditions shall require the Trustee to do anything which may in its opinion be illegal or contrary to applicable law or regulation.
8.22Banker, Lawyer, Broker or other Professional acting as Trustee
Any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with the Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.
8.23No Obligation to Risk Own Funds or Incur Financial Liability
Nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not assured to it.
8.24No Obligation to Act without Indemnity, Security or Prefunding
The Trustee shall not be bound to take any steps to enforce the performance of any provisions of this Trust Deed, the Instruments to appoint an independent financial advisor pursuant to the Conditions of the Instruments unless it shall be indemnified and/or secured and/or prefunded by the relevant Instrumentholders to its satisfaction against all proceedings, claims and demands to which it may be liable and against all costs, charges, liabilities and expenses which may be incurred by it in connection with such enforcement or

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appointment, including the cost of its managements’ time and/or other internal resources, calculated using its normal hourly rates in force from time to time.
8.25Evaluation of Risk
When determining whether an indemnity or any security is satisfactory to it, the Trustee shall be entitled to evaluate its risk in given circumstances by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere and the risk however remote, of any award of damages against it in England or elsewhere.
8.26Quality of Indemnity or Security
The Trustee shall be entitled to require that any indemnity or security given to it by the Instrumentholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.
9Disapplication and Trustee Liability
9.1Disapplication
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.
9.2Trustee Liability
Subject to Sections 750 and 751 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Instruments or the Agency Agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Instruments or the Agency Agreement save in relation to its own gross negligence, wilful default or fraud.
10Waiver and Proof of Default
10.1Waiver
The Trustee may, without the consent of the Instrumentholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Instrumentholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Issuer of this Trust Deed or the Conditions or determine that an Event of Default or Potential Event of Default shall not be treated as such provided that the Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 8. No such direction or request shall affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination shall be binding on the relevant Instrumentholders and, if the Trustee so requires, shall be notified to the Instrumentholders as soon as practicable.

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10.2Proof of Default
Proof that the Issuer has failed to pay a sum due to the holder of any one Instrument shall (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Instruments which are then payable.
11Trustee not Precluded from Entering into Contracts
The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Instrument, Certificate or other security (or any interest therein) of the Issuer or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.
12Modification and Substitution
12.1Modification
The Trustee may agree without the consent of the Instrumentholders to any modification to this Trust Deed of a formal, minor or technical nature or to correct a manifest error. The Trustee may also agree to any other modification to this Trust Deed which is in its opinion not materially prejudicial to the interests of the Instrumentholders of the relevant Series, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 2 of Schedule 3 (Provisions for Meetings of Instrumentholders). In addition, the Trustee shall be obliged to concur with the Issuer in using its reasonable endeavours to effect any Benchmark Amendments in the circumstances and as otherwise set out in Condition 3.10 without the consent or approval of the Instrumentholders, provided that the Trustee shall not be obliged so to concur if in the opinion of the Trustee doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the rights and/or the protective provisions afforded to it in the Conditions and/or any documents to which it is a party (including, for the avoidance of doubt, any supplemental trust deed) in any way. Any such modification, authorisation or waiver shall be binding on the relevant Instrumentholders and if the Trustee so requires, such modification shall be notified to the relevant Instrumentholders as soon as practicable.
12.2Substitution
12.2.1The Trustee may, without the consent of the Instrumentholders, agree to the substitution of any other company (the “Substituted Obligor”) in place of the Issuer (or of any previous substitute under this Clause 12) as the principal debtor under this Trust Deed and the relevant Instruments provided that such substitution would not, in the opinion of the Trustee, be materially prejudicial to the interests of the Instrumentholders, and further provided that:
(i)a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed and the relevant Instruments (with consequential amendments as the Trustee may deem appropriate) as if the Substituted

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Obligor had been named in this Trust Deed and the relevant Instruments and Certificates as the principal debtor in place of the Issuer;
(ii)if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the “Issuer’s Territory”), the Substituted Obligor shall (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 6 with the substitution for the references in that Condition to the Issuer’s Territory of references to the Substituted Territory whereupon the Trust Deed, and the relevant Instruments and Certificates shall be read accordingly;
(iii)if any two directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Issuer;
(iv)the Issuer and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the relevant Instrumentholders; and
(v)the Trustee is satisfied that (i) the Substituted Obligor has obtained all necessary governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the relevant Instruments in place of the Issuer (or a previous substitute), (ii) all necessary governmental and regulatory approvals and consents necessary for or in connection with the assumption by the Substituted Obligor of its obligations under the relevant Instruments and (iii) such approvals and consents are at the time of substitution in full force and effect.
12.2.2Release of Substituted Issuer
An agreement by the Trustee pursuant to Clause 12.2 (Substitution) shall, if so expressed, release the Issuer (or a previous substitute) from any or all of its obligations under this Trust Deed and the relevant Instruments. Notice of the substitution shall be given to the Instrumentholders within 14 days of the execution of such documents and compliance with such requirements.
12.2.3Completion of Substitution
On completion of the formalities set out in Clause 12.2 (Substitution), the Substituted Obligor shall be deemed to be named in this Trust Deed and the relevant Instruments and Certificates as the principal debtor in place of the Issuer (or of any previous substitute) and this Trust Deed and the relevant Instruments and Certificates, shall be deemed to be amended as necessary to give effect to the substitution.

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13Appointment, Retirement and Removal of the Trustee
13.1Appointment
The Issuer has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. The Trustee shall at all times be a trust corporation and such trust corporation may be the sole Trustee. Any appointment of a new Trustee shall be notified by the Issuer to its Instrumentholders in accordance with Condition 13 as soon as practicable.
13.2Retirement and Removal
Any Trustee may retire at any time on giving at least three months’ written notice to the Issuer without giving any reason or being responsible for any costs occasioned by such retirement and the Instrumentholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation shall not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, it shall use all reasonable endeavours to procure that another trust corporation is appointed as Trustee.
13.3Co-Trustees
The Trustee may, despite Clause 13.1 (Appointment), by written notice to (i) the Issuer, appoint anyone to act as an additional Trustee jointly with the Trustee, or (ii) the Issuer appoint anyone to act as a separate Trustee in respect of any issue or:
13.3.1if the Trustee considers the appointment to be in the interests of the Instrumentholders; or
13.3.2to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or
13.3.3to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.
Subject to the provisions of this Trust Deed the Trustee may, in the instrument of appointment, confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer and that person remove that person. At the Trustee’s request, the Issuer shall forthwith do all things as may be required to perfect such appointment or removal and the Issuer irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so.
Before appointing such person to act as separate Trustee or additional Trustee the Trustee shall (unless it is not, in the opinion of the Trustee, reasonably practicable to do so) give notice to the Issuer of its intention to make such appointment (and the reason for that) and shall give due consideration to representations made by the Issuer concerning such appointment. Where, as a result of this provision, not all the Instruments have the same Trustee, the provisions of this Trust Deed shall apply in respect of each such Trustee as if each were named as a party to this Trust Deed.
13.4Competence of a Majority of Trustees
If there are more than two Trustees the majority of them shall be competent to perform the Trustee’s functions provided the majority includes a trust corporation.

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14Instruments held in Clearing Systems
14.1Instruments Held in Clearing Systems
So long as any Instruments represented by a Global Certificate are held on behalf of a clearing system, in considering the interests of Instrumentholders, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Instrument and may consider such interests on the basis that such accountholders or participants were the holder(s) of such Instrument.
14.2Evidence of Holdings
The Trustee and the Issuer may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof any certificate, letter of confirmation or other document issued on behalf of the relevant clearing system or any form of record made by the relevant clearing system or such other evidence and/or information and/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Instruments represented by a Global Certificate and if the Trustee or the Issuer does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned for all purposes. Any such certificate may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear's EUCLID or Clearstream, Luxembourg's Creation Online system) in accordance with its usual procedures and in which the holder of a particular nominal amount of Instruments is clearly identified together with the amount of such holding. Neither the Issuer nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by the relevant clearing system and subsequently found to be forged or not authentic.
15Currency Indemnity
15.1Currency of Account and Payment
The Contractual Currency is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and the Instruments, including damages.
15.2Extent of Discharge
An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer), by the Trustee or any Instrumentholder in respect of any sum expressed to be due to it from the Issuer, shall only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

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15.3Indemnity
If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Instruments, the Issuer shall indemnify the recipient against any loss sustained by it as a result. In any event, the Issuer shall indemnify the recipient against the cost of making any such purchase.
15.4Indemnity Separate
The indemnities in this Clause 15 and in Clause 7.5 (Indemnity) constitute separate and independent obligations from the other obligations in this Trust Deed, shall give rise to a separate and independent course of action, shall apply irrespective of any indulgence granted by the Trustee and/or any Instrumentholder and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Instruments or any other judgment or order.
16Enforcement
16.1Trustee to enforce
Only the Trustee may enforce the rights of the Instrumentholders against the Issuer, whether the same arise under the general law, this Trust Deed, the Instruments or otherwise, and no Instrumentholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound to proceed, fails to do so within a reasonable time and such failure is continuing.
16.2Trustee’s Indemnity
The Trustee shall not be bound to take any steps to enforce the performance of any provisions of this Trust Deed or the Instruments or to appoint an independent financial advisor pursuant to the Conditions of the Instruments unless it shall be indemnified and/or secured and/or prefunded by the relevant Instrumentholders to its satisfaction against all proceedings, claims and demands to which it may be liable and against all costs, charges, liabilities and expenses which may be incurred by it in connection with such enforcement or appointment, including the cost of its managements’ time and/or other internal resources, calculated using its normal hourly rates in force from time to time.
16.3Legal proceedings
If the Trustee (or any Instrumentholder where entitled in accordance with this Trust Deed so to do) institutes legal proceedings against the Issuer to enforce any obligations under this Trust Deed, proof in such proceedings that as regards any specified Instrument the Issuer has made default in paying any principal or interest due to the relevant Instrumentholder shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the same default as regards all other Instruments which are then repayable or, as the case may be, in respect of which interest is then payable.
16.4Powers additional to general powers
The powers conferred on the Trustee by this Clause 16 shall be in addition to any powers which may from time to time be vested in the Trustee by general law or as the holder of any Instruments.

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17Communications
17.1Method
Each communication under this Trust Deed shall be made by electronic communication or otherwise in writing. Each communication or document to be delivered to any party under this Trust Deed shall be sent to that party at the electronic address, or address, and marked for the attention of the person (if any), from time to time designated by that party to each other party for the purpose of this Trust Deed. The initial telephone number, electronic address, address and person so designated by the parties under this Trust Deed are set out in the Procedures Memorandum.
17.2Deemed Receipt
Any communication from any party to any other under this Trust Deed shall be effective, (if in writing) when delivered and (if by electronic communication) when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication (provided always that any electronic communication to the Trustee shall only be treated as having been received upon confirmation of receipt by the Trustee and an automatically generated “read” or “received” receipt shall not constitute such confirmation); provided that any electronic communication which is received (or deemed to take effect in accordance with the foregoing) after 5:00pm on a business day or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Trust Deed which is to be sent by electronic communication will be written legal evidence.
18Governing Law and Jurisdiction
18.1Governing Law
This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.
18.2Jurisdiction
The courts of England are to have exclusive jurisdiction to settle any disputes that may arise out of or in connection with this Trust Deed or the Instruments and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Instruments (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This Clause is for the benefit of each of the Trustee and the relevant Instrumentholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).
18.3Service of Process
The Issuer irrevocably appoints National Grid plc of 1-3 Strand, London WC2N 5EH to receive, for it and on its behalf, service of process in any Proceedings in England. Such

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service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer). If for any reason such process agent ceases to be able to act as such or no longer has an address in England the Issuer irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

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Schedule 1
Part A
Form of Global Certificates
Form of Global Certificate (Euroclear, Clearstream, Luxembourg and other Clearing Systems (other than CDS))
ISIN:
Common Code:
[BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, AS DEFINED IN THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), NOR IS IT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]*
NATIONAL GRID NORTH AMERICA INC.
(incorporated in the State of Delaware, United States of America)
EURO MEDIUM TERM NOTE PROGRAMME
Series No. [•]
Tranche No. [•]
[TEMPORARY / PERMANENT] GLOBAL CERTIFICATE
Global Certificate No. [●]
This Global Certificate is issued in respect of the Instruments (the “Instruments”) of the Tranche and Series specified in Part A of the Schedule hereto of National Grid North America Inc. (the “Issuer”). This Global Certificate certifies that the person whose name is entered in the Register (the “Registered Holder”) is registered as the holder of an issue of Instruments of the nominal amount, specified currency and specified denomination set out in Part A of the Schedule hereto.
Interpretation and Definitions
References in this Global Certificate to the “Conditions” are to the Terms and Conditions applicable to the Instruments (which are in the form set out in Schedule 2 (Terms and Conditions of the Instruments) to the amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 21 August 2025 between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this Global Certificate (including the supplemental definitions and any modifications or additions set out the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this Global Certificate shall have the meanings given to them in the Conditions or the Trust Deed.
Promise to Pay
The Issuer, for value received, promises to pay to the holder of the Instruments represented by this Global Certificate (subject to surrender of this Global Certificate if no further payment falls to be made in respect of such Instruments) on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the
*    To be included on the face of the Temporary Global Certificate and may be removed no earlier than 40 days after the issue date upon certification of non-U.S. beneficial ownership.

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Instruments represented by this Global Certificate and (unless the Instruments represented by this Certificate do not bear interest) to pay interest in respect of such Instruments from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Instruments represented by this Global Certificate, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the record date which shall be on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.
For the purposes of this Global Certificate, (a) the holder of the Instruments represented by this Global Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Instruments represented by this Global Certificate, (c) this Global Certificate is evidence of entitlement only, (d) title to the Instruments represented by this Global Certificate passes only on due registration on the Register, and (e) only the holder of the Instruments represented by this Global Certificate is entitled to payments in respect of the Instruments represented by this Global Certificate.
Transfer of Instruments represented by Global Certificates
If the Schedule hereto states that the Instruments are to be represented by a Global Certificate on issue, transfers of the holding of Instruments represented by this Global Certificate pursuant to Condition 17(a) may only be made in part:
(i)if the Instruments represented by this Global Certificate are held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) other than CDS and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so; or
(ii)with the consent of the Issuer,
(iii)provided that, in the case of the first transfer of part of a holding pursuant to (i) above, the holder of the Instruments represented by this Global Certificate has given the Registrar not less than 30 days’ notice at its specified office of such holder’s intention to effect such transfer. Where the holding of Instruments represented by this Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a Global Certificate. Where transfers are permitted in part, Certificates issued to transferees shall not be Global Certificates unless the transferee so requests and certifies to the Registrar that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or an Alternative Clearing System.
Meetings
For the purposes of any meeting of Instrumentholders, the holder of the Instruments represented by this Global Certificate shall (unless this Global Certificate represents only one Instrument) be treated as two persons for the purposes of any quorum requirements of a meeting of Instrumentholders and as being entitled to one vote in respect of each integral currency unit of the Specified Currency of the Instruments.
This Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar and in the case of instruments held under the NSS only, effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems.

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This Global Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

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In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf.
Dated as of the Issue Date.
NATIONAL GRID NORTH AMERICA INC.
By:

CERTIFICATE OF AUTHENTICATION
This Global Certificate is authenticated
by or on behalf of the Registrar.
THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH as Registrar
By:

Authorised Signatory
For the purposes of authentication only.

[Effectuation
This Global Certificate is effectuated
by or on behalf of the Common Safekeeper
CLEARSTREAM BANKING S.A.
as Common Safekeeper
By:

Authorised Signatory
For the purposes of effectuation of Instruments held through the NSS only.]

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Form of Transfer

For value received the undersigned transfers to
....................................................................
....................................................................
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)
[●] nominal amount of the Instruments represented by this Global Certificate, and all rights under them.

Dated                    ........................................................
Signed .............................................    Certifying Signature

Notes:
(i)The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Instruments represented by this Global Certificate or (if such signature corresponds with the name as it appears on the face of this Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.
A representative of the Instrumentholder should state the capacity in which he signs e.g. executor.

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Schedule
[Insert the provisions of the relevant Final Terms that relate to the Conditions or the Global Certificate as the Schedule.]

3213545594 32

Form of Global Certificate (CDS)*
Unless this certificate is presented by an authorised representative of CDS Clearing and Depository Services Inc. (“CDS”) to National Grid North America Inc. or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorised representative of CDS (and any payment is made to CDS & CO. or to such other entity as is requested by an authorised representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & CO., has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate.
ISIN:
CUSIP:
[Common Code:]
[BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, AS DEFINED IN THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), NOR IS IT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]†
NATIONAL GRID NORTH AMERICA INC.
(incorporated in the State of Delaware, United States of America)
EURO MEDIUM TERM NOTE PROGRAMME
[Title of Instruments]
Series No. [•]
Tranche No. [•]
[TEMPORARY / PERMANENT] GLOBAL CERTIFICATE
Global Certificate No. [●]
This Global Certificate is issued in respect of the Instruments (the “Instruments”) of the Tranche and Series specified in Part A of the Schedule hereto of National Grid North America Inc. (the “Issuer”). This Global Certificate certifies that the person whose name is entered in the Register being CDS & CO. of 100 Adelaide Street West, Toronto, Ontario, Canada M5H 1S3 (the “Registered Holder”) is registered as the holder of an issue of Instruments of the nominal amount, specified currency and specified denomination set out in Part A of the Schedule hereto.
Interpretation and Definitions
References in this Global Certificate to the “Conditions” are to the Terms and Conditions applicable to the Instruments (which are in the form set out in Schedule 2 (Terms and Conditions of the Instruments) to the amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 21 August 2025 between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this Global Certificate (including the supplemental definitions and any modifications or additions set out the Schedule hereto), which in the event of any conflict shall
*    CDS requires manual “wet ink” signatures. Master note cannot be used.
†    To be included on the face of the Temporary Global Certificate and may be removed no earlier than 40 days after the issue date upon certification of non-U.S. beneficial ownership.

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prevail). Other capitalised terms used in this Global Certificate shall have the meanings given to them in the Conditions or the Trust Deed.
Promise to Pay
The Issuer, for value received, promises to pay to the holder of the Instruments represented by this Global Certificate (subject to surrender of this Global Certificate if no further payment falls to be made in respect of such Instruments) on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Instruments represented by this Global Certificate and (unless the Instruments represented by this Certificate do not bear interest) to pay interest in respect of such Instruments from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Instruments represented by this Global Certificate, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the record date which shall be on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means a day on which CDS is open for business.
For the purposes of this Global Certificate, (a) the holder of the Instruments represented by this Global Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Instruments represented by this Global Certificate, (c) this Global Certificate is evidence of entitlement only, (d) title to the Instruments represented by this Global Certificate passes only on due registration on the Register, (e) only the holder of the Instruments represented by this Global Certificate is entitled to payments in respect of the Instruments represented by this Global Certificate, and (f) the rights of a person holding an interest in any Instruments held in or through CDS are subject to the rules and procedures of CDS (as amended or replaced from time to time), established by CDS, together with any procedures (as amended or replaced from time to time), established by CDS in respect of the CDSX system.
Transfer of Instruments represented by Global Certificates
If the Schedule hereto states that the Instruments are to be represented by a Global Certificate on issue, transfers of the holding of Instruments represented by this Global Certificate pursuant to Condition 17(a) may only be made in part:
(i)if the Global Certificate is held by or on behalf of CDS and (A) CDS has notified the Issuer that it is unwilling or unable to continue to act as a depositary for the Instruments and a successor depositary is not appointed by the Issuer within 90 working days after receiving such notice; or (B) CDS ceases to be a recognised clearing agency under applicable Canadian or provincial securities legislation and no successor clearing system satisfactory to the Trustee is available within 90 working days after the Issuer becomes aware that CDS is no longer so recognised; or
(ii)with the consent of the Issuer.
(iii)Where the holding of Instruments represented by this Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a Global Certificate. Where transfers are permitted in part, Certificates issued to transferees shall not

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be Global Certificates unless the transferee so requests and certifies to the Registrar that it is, or is acting as a nominee for, CDS and/or an Alternative Clearing System.
Meetings
For the purposes of any meeting of Instrumentholders, the holder of the Instruments represented by this Global Certificate shall (unless this Global Certificate represents only one Instrument) be treated as two persons for the purposes of any quorum requirements of a meeting of Instrumentholders and as being entitled to one vote in respect of each integral currency unit of the Specified Currency of the Instruments.
This Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Canadian Paying Agent and in the case of instruments held under the NSS only, effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems.
This Global Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

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In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf.
Dated [include actual issue date for Instruments settling in CDS].
NATIONAL GRID NORTH AMERICA INC.
By:

CERTIFICATE OF AUTHENTICATION
This Global Certificate is authenticated
by or on behalf of the Canadian Paying Agent.
COMPUTERSHARE ADVANTAGE TRUST OF CANADA
as Canadian Paying Agent
By:

Authorised Signatory
For the purposes of authentication only.

3213545594 36

Form of Transfer

For value received the undersigned transfers to
....................................................................
....................................................................
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)
[●] nominal amount of the Instruments represented by this Global Certificate, and all rights under them.

Dated                    ........................................................
Signed .............................................    Certifying Signature

Notes:
(i)The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Instruments represented by this Global Certificate or (if such signature corresponds with the name as it appears on the face of this Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.
A representative of the Instrumentholder should state the capacity in which he signs e.g. executor.

3213545594 37

Schedule
[Insert the provisions of the relevant Final Terms that relate to the Conditions or the Global Certificate as the Schedule.]

3213545594 38

Schedule 1
Part B
Form of Certificate
NATIONAL GRID NORTH AMERICA INC.
(incorporated in the State of Delaware, United States of America)

EURO MEDIUM TERM NOTE PROGRAMME
Series No. [●]
Tranche No. [●]
[Title of issue]
This Certificate certifies that [●] of [●] (the “Registered Holder”) is, as at the date hereof, registered as the holder of [nominal amount] of Instruments of the Series of Instruments referred to above (the “Instruments”) of National Grid North America Inc. (the “Issuer”), designated as specified in the title hereof. The Instruments are subject to the Terms and Conditions (the “Conditions”) endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Certificate.
The Issuer, for value received, promises to pay to the holder of the Instrument(s) represented by this Certificate (subject to surrender of this Certificate if no further payment falls to be made in respect of such Instruments) on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Instruments represented by this Certificate and (unless the Instrument(s) represented by this Certificate do not bear interest) to pay interest in respect of such Instruments from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.
For the purposes of this Certificate, (a) the holder of the Instrument(s) represented by this Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Instrument(s) represented by this Certificate, (c) this Certificate is evidence of entitlement only, (d) title to the Instrument(s) represented by this Certificate passes only on due registration on the Register, and (e) only the holder of the Instrument(s) represented by this Certificate is entitled to payments in respect of the Instrument(s) represented by this Certificate.
This Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

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In witness whereof the Issuer has caused this Certificate to be signed on its behalf.
Dated as of the Issue Date.
NATIONAL GRID NORTH AMERICA INC.
By:

CERTIFICATE OF AUTHENTICATION
This Certificate is authenticated
by or on behalf of the Registrar.
THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH
as Registrar
By:

Authorised Signatory
For the purposes of authentication only.

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On the back:
Terms and Conditions of the Instruments
[The Terms and Conditions that are set out in Schedule 2 to the Trust Deed as amended by and incorporating any additional provisions forming part of such Terms and Conditions and set out in Part A of the relevant Final Terms shall be set out here.]

3213545594 41

Form of Transfer
For value received the undersigned transfers to
....................................................................
....................................................................
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)
[●] nominal amount of the Instruments represented by this Certificate, and all rights under them.

Dated                        ........................................................
Signed .............................................        Certifying Signature

Notes:
(i)The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Instruments represented by this Certificate or (if such signature corresponds with the name as it appears on the face of this Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.
(i)A representative of the Instrumentholder should state the capacity in which he signs.
Unless the context otherwise requires capitalised terms used in this Form of Transfer have the same meaning as in the amended and restated Trust Deed dated 21 August 2025 between the Issuer and the Trustee, [OTHER].
[TO BE COMPLETED BY TRANSFEREE:
[INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS, ETC.]]
ISSUING AND PAYING AGENT, TRANSFER AGENT, CALCULATION AGENT AND REGISTRAR
ISSUING AND PAYING AGENT AND TRANSFER AGENT AND CALCULATION AGENT
The Bank of New York Mellon, London Branch
 160 Queen Victoria Street
London EC4V 4LA
REGISTRAR AND TRANSFER AGENT
The Bank of New York Mellon SA/NV, Dublin Branch
Riverside Two
Sir John Rogerson's Quay
Grand Canal Dock
Dublin 2
Ireland
PAYING AGENT AND TRANSFER AGENT

3213545594 42

Quintet Private Bank (Europe) S.A.
43 Boulevard Royal
L-2955 Luxembourg

3213545594 43

Schedule 2
Terms and Conditions of the Instruments

3213545594 44

Schedule 3
Provisions for Meetings of Instrumentholders
Interpretation
1In this Schedule:
1.1references to a meeting are to a physical meeting, a virtual meeting or a hybrid meeting of Instrumentholders of a single Series of Instruments issued by the Issuer and include, unless the context otherwise requires, any adjournment;
1.2references to “Instruments” and “Instrumentholders” are only to the Instruments of the Series in respect of which a meeting has been, or is to be, called, and to the holders of these Instruments, respectively;
1.3“agent” means a holder of a voting certificate or a proxy for, or representative of, an Instrumentholder;
1.4“Alternative Clearing System” means any clearing system (including without limitation CDS or The Depositary Trust Company (“DTC”)) other than Euroclear or Clearstream, Luxembourg;
1.5“Electronic Consent” has the meaning set out in paragraph 27;
1.6“electronic platform” means any form of telephony or electronic platform or facility and includes, without limitation, telephone and video conference call and application technology systems;
1.7“Extraordinary Resolution” means a resolution passed at (a) a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent. of the votes cast, (b) by Written Resolution or (c) by an Electronic Consent;
1.8“hybrid meeting” means a combined physical meeting and virtual meeting convened pursuant to this Schedule by the Issuer or the Trustee at which persons may attend either at the physical location specified in the notice of such meeting or via an electronic platform
1.9“meeting” means a meeting convened pursuant to this Schedule by the Issuer or the Trustee and whether held as a physical meeting or as a virtual meeting or as a hybrid meeting;
1.10“physical meeting” means any meeting attended by persons present in person at the physical location specified in the notice of such meeting;
1.11“present” means physically present in person at a physical meeting or a hybrid meeting, or able to participate in or join a virtual meeting or a hybrid meeting held via an electronic platform;
1.12“virtual meeting” means any meeting held via an electronic platform;
1.13“voting certificate” means a certificate issued in accordance with paragraphs 5, 6, 7 and 17;

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1.14“Written Resolution” means a resolution in writing signed by the holders of not less than 95 per cent. in nominal amount of the Instruments outstanding;
1.15references to persons representing a proportion of the Instruments are to Instrumentholders or agents holding or representing in the aggregate at least that proportion in nominal amount of the Instruments for the time being outstanding; and
1.16where Instruments are held in Euroclear or Clearstream, Luxembourg or an Alternative Clearing System, references herein to the deposit or release or surrender of Instruments shall be construed in accordance with the usual practices (including in relation to the blocking of the relevant account) of Euroclear or Clearstream, Luxembourg or such Alternative Clearing System.
Powers of meetings
2A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution:
2.1to sanction any proposal by the Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Instrumentholders against the Issuer whether or not those rights arise under this Trust Deed;
2.2to sanction the exchange or substitution for the Instruments of, or the conversion of the Instruments into, shares, bonds or other obligations or securities of the Issuer or any other entity;
2.3to assent to any modification of this Trust Deed or the Instruments proposed by the Issuer or the Trustee;
2.4to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;
2.5to give any authority, direction or sanction required to be given by Extraordinary Resolution;
2.6to appoint any persons (whether Instrumentholders or not) as a committee or committees to represent the Instrumentholders’ interests and to confer on them any powers or discretions which the Instrumentholders could themselves exercise by Extraordinary Resolution;
2.7to approve a proposed new Trustee and to remove a Trustee;
2.8to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed; and
2.9to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Instruments, provided that the special quorum provisions in paragraph 13 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub-paragraph 2.2 or 2.8, any of the proposals listed in Condition 10.1 or any amendment to this proviso.

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Convening a meeting
3The Issuer or the Trustee may at any time convene a meeting. If it receives a written request by Instrumentholders holding at least 10 per cent. in nominal amount of the Instruments of any Series for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Trustee shall convene a meeting of the Instrumentholders of that Series. Every physical meeting shall be held at a time and place approved by the Trustee. Every virtual meeting shall be held via an electronic platform and at a time approved by the Trustee. Every hybrid meeting shall be held at a time and place and via an electronic platform approved by the Trustee.
4At least 21 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the meeting) shall be given to the Instrumentholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day and time of the meeting and manner in which it is to be held, and if a physical meeting or hybrid meeting is to be held, the place of the meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Instrumentholders may appoint proxies or representatives, obtain voting certificates and use block voting instructions and the details of the time limits applicable. With respect to a virtual meeting or a hybrid meeting, each notice shall set out further details as required under paragraph 32.
Cancellation of meeting
5A meeting that has been validly convened in accordance with paragraph 3 above, may be cancelled by the person who convened such meeting by giving at least 5 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the meeting) to the Instrumentholders (with a copy to the Trustee where such meeting was convened by the Issuer or to the Issuer where such meeting was convened by the Trustee). Any meeting cancelled in accordance with this paragraph 5 shall be deemed not to have been convened.
Arrangements for voting
6If a holder of an Instrument wishes to obtain a voting certificate in respect of it for a meeting, the holder must deposit it for that purpose at least 48 hours before the time fixed for the meeting with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose. The Paying Agent shall then issue a voting certificate in respect of it.
7A voting certificate shall:
7.1be a document in the English language;
7.2be dated;
7.3specify the meeting concerned and the serial numbers of the Instruments deposited; and
7.4entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Instruments.

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8Once a Paying Agent has issued a voting certificate for a meeting in respect of an Instrument, it shall not release the Instrument until either:
8.1the meeting has been concluded; or
8.2the voting certificate has been surrendered to the Paying Agent.
9
9.1A holder of an Instrument may, by an Instrument in writing in the form available from the specified office of a Transfer Agent in the English language executed by or on behalf of the holder and delivered to the Transfer Agent at least 24 hours before the time fixed for a meeting, appoint any person (a “proxy”) to act on his behalf in connection with that meeting. A proxy need not be an Instrumentholder.
9.2A corporation which holds an Instrument may, by delivering to a Transfer Agent at least 24 hours before the time fixed for a meeting a certified copy of a resolution of its directors or other governing body (with, if it is not in English, a certified translation into English), authorise any person to act as its representative (a “representative”) in connection with that meeting.
Chair
10The chair of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Instrumentholders or agents present shall choose one of their number to be chair, failing which the Issuer may appoint a chair.
11The chair need not be an Instrumentholder or agent. The chair of an adjourned meeting need not be the same person as the chair of the original meeting.
Attendance
12The following may attend and speak at a meeting:
12.1Instrumentholders and agents;
12.2the chair;
12.3the Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers; and
12.4the Dealers and their advisers.
No one else may attend, participate and/or speak.
Quorum and Adjournment
13No business (except choosing a chair) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Instrumentholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time

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and place or manner in which it is to be held as the chair may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.
14Two or more Instrumentholders or agents present at the meeting shall be a quorum:
14.1in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Instruments which they represent; and
14.2in any other case, only if they represent the proportion of the Instruments shown by the table below.

Column 1	Column 2	Column 3
Purpose of meeting	Any meeting except one referred to in column 3	Meeting previously adjourned through want of a quorum
	Required proportion	Required proportion
To pass a special quorum resolution	Two thirds	One third
To pass any other Extraordinary Resolution	A clear majority	No minimum proportion
Any other purpose	10 per cent.	No minimum proportion

15The chair, may with the consent of (and shall if directed by) a meeting, adjourn the meeting from time to time and from place to place and alternate manner. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 13.
16At least 10 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the adjourned meeting) of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. However, no notice need otherwise be given of an adjourned meeting.
Voting
17At a meeting which is held only as a physical meeting, each question submitted to such meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chair, the Issuer, the Trustee or one or more persons holding one or more Instruments or voting certificates or representing not less than 2 per cent. of the Instruments.
18Unless a poll is demanded a declaration by the chair that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

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19If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chair directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.
20A poll demanded on the election of a chair or on a question of adjournment shall be taken at once.
21On a show of hands every person who is present in person and who produces a Certificate of which he is the registered holder or a voting certificate or is a proxy or representative has one vote. On a poll every such person has one vote in respect of each integral currency unit of the Specified Currency of such Series of Instruments so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.
22In case of equality of votes the chair shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.
23At a virtual meeting or a hybrid meeting, a resolution put to the vote of the meeting shall be decided on a poll in accordance with paragraph 34, and any such poll will be deemed to have been validly demanded at the time fixed for holding the meeting to which it relates.
Effect and Publication of an Extraordinary Resolution
24An Extraordinary Resolution shall be binding on all the Instrumentholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Instrumentholders within 14 days but failure to do so shall not invalidate the resolution.
Minutes
25Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chair of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.
Written Resolution and Electronic Consent
26A resolution in writing signed by or on behalf of the holders of not less than 95 per cent. in nominal amount of the Instruments who for the time being are entitled to receive notice of a meeting in accordance with the provisions of this Schedule shall for all purposes be as valid and effectual as an Extraordinary Resolution passed at a meeting of such Instrumentholders duly convened and held in accordance with the provisions of this

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Schedule. Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Instrumentholders.
For so long as the Instruments are in the form of a Global Certificate held on behalf of one or more of Euroclear, Clearstream, Luxembourg or an Alternative Clearing System, then, in respect of any resolution proposed by the Issuer or the Trustee:
27Electronic Consent: where the terms of the resolution proposed by the Issuer or the Trustee (as the case may be) have been notified to the Instrumentholders through the relevant clearing system(s) as provided in sub-paragraph (i) and/or (ii) below, each of the Issuer and the Trustee shall be entitled to rely upon approval of such resolution given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) to the relevant Paying Agent or another specified agent in accordance with their operating rules and procedures by or on behalf of the holders of not less than 95 per cent. in nominal amount of the Instruments outstanding (the “Required Proportion”) (“Electronic Consent”) by close of business on the Relevant Date. The relevant Paying Agent shall confirm the result of voting on any Electronic Consent in writing to the Issuer and the Trustee (in a form satisfactory to the Trustee), specifying (as of the Relevant Date): (i) the outstanding nominal amount of the Instruments and (ii) the outstanding nominal amount of the Instruments in respect of which consent to the resolution has been given in accordance with this provision. The Issuer and the Trustee may act without further enquiry on any such confirmation from the relevant Paying Agent and shall have no liability or responsibility to anyone as a result of such reliance or action. The Trustee shall not be bound to act on any Electronic Consent in the absence of such a confirmation from the relevant Paying Agent in a form satisfactory to it. Any resolution passed in such manner shall be binding on all Instrumentholders, even if the relevant consent or instruction proves to be defective. The Issuer shall not be liable or responsible to anyone for such reliance:
(i)When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 14 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day on which affirmative consents will be counted) shall be given to the Instrumentholders through the relevant clearing system(s). The notice shall specify, in sufficient detail to enable Instrumentholders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, where applicable, blocking of their accounts in the relevant clearing system(s)) and the time and date (the “Relevant Date”) by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant clearing system(s).
(ii)If, on the Relevant Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall be deemed to be defeated. Such determination shall be notified in writing to the other party or parties to the Trust Deed by the relevant Paying Agent. Alternatively, the party proposing such resolution (the “Proposer”) may give a further notice to Instrumentholders in accordance with (i) above that the resolution will be proposed again. Such notice must inform Instrumentholders that insufficient

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consents were received in relation to the original resolution and the information specified in sub-paragraph (i) above. For the purpose of such further notice, references to “Relevant Date” shall be construed accordingly.
For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the Issuer or the Trustee which is not then the subject of a meeting that has been validly convened in accordance with paragraph 3 above, unless that meeting is or shall be cancelled or dissolved; and
28Written Resolution: where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer and/or the Trustee, as the case may be, (a) by accountholders in the clearing system(s) with entitlements to such Global Certificates and/or, (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear, Clearstream, Luxembourg or any other relevant Alternative Clearing System and, in the case of (b) above, the relevant clearing systems and the accountholder identified by the relevant clearing systems for the purposes of (b) above.
Any resolution passed in such manner shall be binding on all Instrumentholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing systems in accordance with their usual procedures and in which the accountholder of a particular nominal amount of the Instruments is clearly identified together with the amount of such holding. Neither the Issuer, nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.
A Written Resolution or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Instrumentholders, whether or not they participated in such Written Resolution and/or Electronic Consent.
Trustee’s Power to Prescribe Regulations
29Subject to all other provisions in this Trust Deed the Trustee may without the consent of the Instrumentholders prescribe or approve such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines or as proposed by the Issuer including (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so.

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30The holder of a Global Certificate shall (unless such Global Certificate represents only one Instrument) be treated as two persons for the purposes of any quorum requirements of a meeting of Instrumentholders.
31The above provisions of this Schedule shall have effect subject to the following provisions:
31.1Meetings of Instrumentholders of separate Series will normally be held separately. However, the Trustee may from time to time determine that meetings of Instrumentholders of separate Series shall be held together.
31.2A resolution that in the opinion of the Trustee affects one Series alone shall be deemed to have been duly passed if passed at a separate meeting of the Instrumentholders of the Series concerned.
31.3A resolution that in the opinion of the Trustee affects the Instrumentholders of more than one Series but does not give rise to a conflict of interest between the Instrumentholders of the different Series concerned shall be deemed to have been duly passed if passed at a single meeting of the Instrumentholders of the relevant Series provided that for the purposes of determining the votes an Instrumentholder is entitled to cast pursuant to paragraph 20, each Instrumentholder shall have one vote in respect of each whole Euro 1.00 nominal amount of Instruments held, converted, if such Instruments are not denominated in Euro, in accordance with Clause 8.13 (Currency Conversion).
31.4A resolution that in the opinion of the Trustee affects the Instrumentholders of more than one Series and gives or may give rise to a conflict of interest between the Instrumentholders of the different Series concerned shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the Instrumentholders of the relevant Series.
31.5To all such meetings as previously set out all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Instruments and to Instrumentholders were references to the Instruments and Instrumentholders of the Series concerned.
Additional provisions applicable to Virtual and/or Hybrid Meetings
32The Issuer (with the Trustee’s prior approval) or the Trustee in its sole discretion may decide to hold a virtual meeting or a hybrid meeting and, in such case, shall provide details of the means for Instrumentholders or their proxies or representatives to attend, participate in and/or speak at the meeting, including the electronic platform to be used.
33The Issuer or the chair (in each case, with the Trustee’s prior approval) or the Trustee in its sole discretion may make any arrangement and impose any requirement or restriction as is necessary to ensure the identification of those entitled to take part in the virtual meeting or hybrid meeting and the suitability of the electronic platform. All documentation that is required to be passed between persons at or for the purposes of the virtual meeting or persons attending the hybrid meeting via the electronic platform (in each case, in whatever capacity) shall be communicated by email (or such other medium of electronic communication as the Trustee may approve).

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34All resolutions put to a virtual meeting or a hybrid meeting shall be voted on by a poll in accordance with paragraphs 19-22 above (inclusive).
35Persons seeking to attend, participate in, speak at or join a virtual meeting or a hybrid meeting via the electronic platform shall be responsible for ensuring that they have access to the facilities (including, without limitation, IT systems, equipment and connectivity) which are necessary to enable them to do so.
36In determining whether persons are attending, participating in or joining a virtual meeting, or a hybrid meeting via the electronic platform it is immaterial whether any two or more members attending it are in the same physical location as each other or how they are able to communicate with each other.
37Two or more persons who are not in the same physical location as each other attend a virtual meeting or a hybrid meeting if their circumstances are such that if they have (or were to have) rights to speak or vote at that meeting, they are (or would be) able to exercise them.
38The chair of the meeting reserves the right to take such steps as the chair shall determine in its absolute discretion to avoid or minimise disruption at the meeting, which steps may include (without limitation), in the case of a virtual meeting or a hybrid meeting, muting the electronic connection to the meeting of the person causing such disruption for such period of time as the chair may determine
39The Issuer (with the Trustee’s prior approval) or the Trustee in its sole discretion may make whatever arrangements they consider appropriate to enable those attending a virtual meeting or a hybrid meeting to exercise their rights to speak or vote at it.
40A person is able to exercise the right to speak at a virtual meeting or a hybrid meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, as contemplated by the relevant provisions of this Schedule.
40.1A person is able to exercise the right to vote at a virtual meeting or a hybrid meeting when:
40.2that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and
that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting who are entitled to vote at such meeting.
41The Trustee shall not be responsible or liable to the Issuer or any other person for the security of the electronic platform used for any virtual meeting or hybrid meeting or for accessibility or connectivity or the lack of accessibility or connectivity to any virtual meeting or hybrid meeting.

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In witness of which this Trust Deed is delivered on the date stated at the beginning.

EXECUTED AND DELIVERED AS A DEED BY NATIONAL GRID NORTH AMERICA INC. y:
By: /s/ Alexandra Lewis

3213545594 SIGNATURE PAGE TO THE AMENDED AND RESTATED TRUST DEED

EXECUTED AS A DEED FOR AND ON BEHALF OF THE LAW DEBENTURE TRUST CORPORATION p.l.c. BY: /s/ Director: /s/ Representing Law Debenture Corporate Services Limited, Secretary

3213545594 SIGNATURE PAGE TO THE AMENDED AND RESTATED TRUST DEED